                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                         Securities and Exchange Act of 1934


          Date of Report (Date of earliest event reported) NOVEMBER 22, 1996

                   INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION
       ________________________________________________________________________
(Exact name of Registrant as specified in its Charter)


                                       DELAWARE
       ________________________________________________________________________
(State of other jurisdiction of incorporation)


0-16753                                     58-17220
____________________________                _________________________
Commission File No.                         I.R.S Employer Identification


130 Cedar Street, New York, NY              10006
____________________________                _________________________
Address of principal                        Zip Code
executive offices


(212) 306-6100
____________________________
Registrant's telephone number,
including area code

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

         The Registrant ("Company"), accepted the resignation of Christopher D. Holbrook, as Chief Executive Officer, Chief Operating Officer, and a Director on November 22, 1996. Mr. Holbrook did not have any disagreement with the Company on any matter relating to the Company's operations, policies, or practices, and provided a copy of the annexed resignation to the Board of Directors of the Company.

         Mr. Holbrook agreed to serve as a Consultant to the Company for a period of eight (8) months from the date of his resignation from the Company, and was vested by the Company with 125,000 stock options to purchase 125,000 shares of Common Stock at $1.88 per share, and 175,000 options to purchase 175,000 shares at $1.25 per share expiring on November 23, 1997.

         The Board appointed Robert Oxenberg, Chairman, as interim Chief Executive Officer of the Company.

                                       EXHIBITS

         1) Copy of letter of resignation of Christopher D. Holbrook to the Board of Directors of the Company.

         2)   Copy of Press Release

                                      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:        New York, New York
              November 27, 1996


                                       INFORMATION MANAGEMENT
                                       TECHNOLOGIES CORPORATION
                                       (IMTECH)
                                       ____________________________________
                                       (Registrant)


                                        /s/ Joseph Gitto
                                       ____________________________________
                                       JOSEPH GITTO,
                                       PRESIDENT